FIRST
                                AMENDMENT
                                ---------

                         Ace Hardware Corporation
                      Directors' Deferral Option Plan

Pursuant to Section 7.1 of the Ace Hardware Corporation Directors' Deferral Option Plan (the "Plan"), effective March 23, 1999, the Company hereby amends and inserts the following paragraph as the third paragraph in Section 4.5 a) and Section 4.5 b).

4.5 a) Upon the written request by a Participant, filed with the Committee at least and three hundred sixty-seven (367) days prior to his/her Retirement Date, the

4.5 b) Committee may, in its sole discretion, allow a Participant to change the Third Paragraph number of years installment payments are paid. Any change in the number of years installment payments are to be paid shall apply to all installment payments due a Participant and still must be paid over no fewer than five (5) years and no greater than twenty (20) years.


Section 4.5 is the only Section affected by this Amendment.


Ace Hardware Corporation

By:  ______________________________________

Its: ______________________________________